EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Linear Technology Corporation of our report dated July 17, 1998, included in the 1998 Annual Report to Shareholders of Linear Technology Corporation.

Our audits also included the financial statement schedule of Linear Technology Corporation listed in Item 14(d). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-8306, 33-27367, 33-37432, 33-40595, 33-57330 and 33-58745)
pertaining to the 1986 Employee Stock Purchase Plan, 1981 Incentive Stock Option Plan, 1988 Incentive Stock Option Plan and 1996 Incentive Stock Option Plan of our report dated July 17, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) for the year ended June 28, 1998.

                                          /s/ Ernst & Young LLP

San Jose, California
September 23, 1998

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